United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 3, 2006

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	19500 Rancho Way, Suite 116
British Virgin Islands	Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the authority granted to the Board of Directors (the “Board”) of UTi Worldwide Inc., a British Virgin Islands company (the “Company”), by the Company’s Amended and Restated Articles of Association (the “Articles”), on March 6, 2006 the Board selected Brian Belchers to fill the vacancy on the Board created by the amendment to the Articles to increase the maximum number of directors referred to in Item 5.03 below. Mr. Belchers was designated as a class “C” director and was appointed to the Compensation and the Nominations and Corporate Governance Committees of the Board.

Mr. Belchers was not selected as a director of the Company pursuant to any arrangement or understanding between Mr. Belchers and any other person. There is no transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party and in which Mr. Belchers had, or will have, a direct or indirect material interest.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2006, pursuant to the authority granted to the Board by the Memorandum of Association of the Company, the Board voted to amend the Articles. The amendment was filed in the Registry of Corporate Affairs of the British Virgin Islands on March 3, 2006. Regulation 75 of the Articles was amended to increase the maximum number of directors from seven to eight.

The above description of the amendment to the Articles is qualified in its entirety by reference to the copy of the Articles, as amended, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Articles of Association, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date:	March 8, 2006	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Senior Vice President - Finance and Chief Financial Officer